EXHIBIT 11

Urban Outfitters, Inc.
INCOME PER SHARE CALCULATION:
OCTOBER 31, 1996 & 1995

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INCOME PER SHARE CALCULATION:
                                                       Three Months Ended October 31,
                                    -----------------------------------------------------------------
                                                1996                                1995
                                    ----------------------------       ------------------------------
                                            $          Per Share               $            Per Share
NET INCOME                              4,632,000          $0.26           4,148,000            $0.23
                                    =============  =============       =============    =============

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                            17,840,541                           17,630,726
                                                   =============                        =============


COMPUTATION OF COMMON
    SHARES & COMMON SHARE
    EQUIVALENTS OUTSTANDING:
                                                       Three Months Ended October 31,
                                    -----------------------------------------------------------------
                                                1996                                1995
                                    ----------------------------       ------------------------------
                                    End of Period  Weighted Ave.       End of Period    Weighted Ave.
                                    -------------  -------------       -------------    -------------

COMMON SHARES OUTSTANDING              17,528,698     17,520,771          17,080,372       17,053,580
                                                   -------------                        -------------

COMMON SHARE EQUIVALENTS:
         OPTIONS                          472,937        480,864             783,942          810,734
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                        (161,094)                            (233,588)
                                                   -------------                        -------------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                          319,770                              577,146
                                                   -------------                        -------------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                      17,840,541                           17,630,726
                                                   =============                        =============


INCOME PER SHARE CALCULATION:
                                                      Nine Months Ended October 31,
                                    -----------------------------------------------------------------
                                                1996                                1995
                                    ----------------------------       ------------------------------
                                            $          Per Share               $            Per Share
NET INCOME                             10,407,000          $0.59           8,719,000            $0.49
                                    =============  =============       =============    =============

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                            17,786,429                           17,613,620
                                                   =============                        =============


COMPUTATION OF COMMON
    SHARES & COMMON SHARE
    EQUIVALENTS OUTSTANDING:
                                                      Nine Months Ended October 31,
                                    -----------------------------------------------------------------
                                                1996                                1995
                                    ----------------------------       ------------------------------
                                    End of Period  Weighted Ave.       End of Period    Weighted Ave.
                                    -------------  -------------       -------------    -------------

COMMON SHARES OUTSTANDING              17,528,698     17,396,267          17,080,372       17,011,684
                                                   -------------                        -------------

COMMON SHARE EQUIVALENTS:
         OPTIONS                          472,937        559,595             783,942          796,208
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                        (169,433)                            (194,272)
                                                   -------------                        -------------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                          390,162                              601,936
                                                   -------------                        -------------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                      17,786,429                           17,613,620
                                                   =============                        =============
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